EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Engineering Animation, Inc. Stock Option Plan and options granted pursuant to a Non-Qualified Option Agreement of our report dated February 15, 1999 with respect to the consolidated financial statements of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
September 22, 1999